THIS AGREEMENT RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS OUTSIDE THE UNITED STATES WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT").

THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE NOT AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.

SUBSCRIPTION AGREEMENT FOR UNITS

(Canadian and Offshore Subscribers)

TO: **POLYMET MINING CORP. (THE "COMPANY")**

The undersigned (the "**Purchaser**"), on its own behalf, and, if applicable, on behalf of those for whom the undersigned is contracting hereunder as trustee or agent (a "**Beneficial Purchaser**"), hereby irrevocably subscribes for and agrees to purchase the number of securities of the Company set out below to be issued for the aggregate consideration set out below, subject to the following terms and conditions. This agreement, which for greater certainty includes and incorporates the attached schedules, as each may be amended, supplemented or restated, is referred to herein as the "**Subscription Agreement**". The Purchaser agrees to be bound by the terms and conditions set forth in the attached "**Terms and Conditions of Subscription**" including without limitation the representations, warranties and covenants set forth in the schedules attached thereto. The Purchaser further agrees, without limitation, that the Company may rely on the Purchaser's representations, warranties and covenants contained in such documents.

Issuer: PolyMet Mining Corp. **Issue**: Units (as defined herein)

Price Per Unit: US$0.75

Number of Units Purchased: 14,111,251 **Total Subscription Price of Units:** US$10,583,438.25

DATED this 28 day of October, 2016.

Name and Address of Purchaser:

Glencore AG
(Name of Purchaser - please print clearly)

By: [signature]
Authorized Signature

Directors
(Official Capacity or Title - please print clearly)

Andreas Hubmann, Martin Haering
(Please print name of individual whose signature appears above if different than the name of the Purchaser printed above.)

Baarermattstrasse 3, 6341 Baar, Switzerland
(Purchaser's Address)

(Purchaser's Address)

+41 41 709 35 35
(Telephone Number)

+41 41 709 35 36
(Facsimile Number)

Details of the Beneficial Purchaser, if any, for whom the undersigned is contracting:

(Name of Beneficial Purchaser - please print)

(if space is inadequate please attach a schedule containing the necessary information)

(Beneficial Purchaser's Address)

Registration and Delivery Instructions:

Registration Instructions:
(registration of the certificates representing the Common Shares and Warrants comprising the Units should be made as follows)

Name

Account reference, if applicable

Address

Delivery Instructions:

Name

Account reference, if applicable

Contact Name

Address

Telephone Number

Facsimile Number

SUBSCRIPTION PROCEDURES

The Purchaser shall:

1. carefully review the Subscription Agreement;

2. obtain independent legal, financial and tax advice regarding the Subscription Agreement and the Purchaser's investment in the Units;

3. submit a duly signed copy of the Subscription Agreement;

4. if the Purchaser is resident in or otherwise subject to the laws of any of the **Provinces of Canada** and is purchasing the Units (the **"Purchaser's Units"**) as an "accredited investor" as defined in NI 45-106 (as defined herein), provide a duly completed and executed copy of the **Accredited Investor Status Certificate** in the form attached hereto as Schedule A (as well as a duly completed and signed Annex A1 if you initialled category (j), (k) or (l) of the definition of "accredited investor" in Schedule A);

5. submit a completed and duly signed copy of the **Private Placement Questionnaire** in the form attached hereto as Schedule B;

6. deliver the Aggregate Purchase Price payable by the Purchaser for the Purchaser's Units to the Company at or before the Closing Time (as defined herein) on the Closing Date (as defined herein), by certified cheque or bank draft drawn on a Canadian chartered bank or trust company or a wire transfer in same day freely transferable Canadian dollars and payable in such manner as may be specified by the Company; and

7. provide and submit any other documents or information required by the Securities Laws (as defined herein) and the NYSE MKT and the TSX (as defined herein) that the Company may request.

A completed and executed copy of this Subscription Agreement, including all applicable schedules hereto, must be delivered by no later than 12:00 p.m. (Eastern Standard Time) on October 26, 2016.

PolyMet Mining Corp.
Attention: Douglas Newby
Email: dnewby@polymetmining.com

ACCEPTANCE

The Company hereby accepts the Purchaser's subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

POLYMET MINING CORP.

DATED this 26 day of October, 2016.

Per: ______________________
Authorized Signing Officer

TERMS AND CONDITIONS OF SUBSCRIPTION

1. **Subscription**. The Purchaser hereby tenders to the Company this subscription which, upon acceptance by the Company, will constitute an irrevocable agreement of the Purchaser to purchase from the Company and, of the Company to sell to the Purchaser, the number of Units of the Company set out on the face page hereof at the price of US$0.75 per Purchaser's Unit (the "**Purchase Price**"), all on the terms and subject to the conditions set out in this Subscription Agreement.

Each Unit shall consist of one common share of the Company ("**Common Share**") and one-half (½) of one Common Share purchase warrant of the Company (each whole such purchase warrant, a "**Warrant**"). Each Warrant is exercisable for one Common Share of the Company (a "**Warrant Share**") at an exercise price of US$1.00 per Warrant Share for a period beginning six (6) months from the Closing Date and ending 60 months from the Closing Date. The Warrants will be subject to acceleration at the earlier of (i) issuance of permits necessary to construct the NorthMet Project and (ii) the 12-month anniversary of the Closing Date provided that the closing price of the Common Shares on the NYSE MKT is US$1.50 per share or higher for 20 consecutive trading days. Upon these conditions being achieved, the Company shall notify all holders of the Warrants that the expiration date is being accelerated to a date no less than 20 business days after the date the notice is issued.

2. **Additional Definitions.** In this Subscription Agreement, unless the context otherwise requires:

(a) "**affiliate**", "**distribution**" and "**insider**" have the respective meanings ascribed to them in the *Securities Act* (Ontario);

(b) "**Aggregate Purchase Price**" means the product of the Purchase Price and the total number of Units subscribed for under this Subscription Agreement;

(c) "**CDS**" means CDS Clearing and Depository Services Inc.;

(d) "**Closing**" means the completion of the issue and sale by the Company and the purchase by the Purchaser of the Units pursuant to this Subscription Agreement;

(e) "**Closing Date**" means October 28, 2016 or on such other date as the Company and the Purchaser may determine;

(f) "**Closing Time**" means 8:00 a.m. (Toronto time) on the Closing Date or such other time as the Company may determine;

(g) "**Company**" means PolyMet Mining Corp.;

(h) "**Designated Provinces**" means the provinces of Canada in which the Purchaser is resident;

(i) "**Distributor**" means any underwriter, dealer or other person who participates, pursuant to a contractual arrangement, in the distribution of the securities sold in reliance on Regulation S;

(j) "**NI 45-106**" means National Instrument 45-106 - *Prospectus Exemptions* as such instrument is in effect at Closing in the Designated Province in which the Purchaser resides;

(k) "**NYSE MKT**" means the NYSE MKT LLC;

(l) "**person**" is to be interpreted broadly and includes an individual, firm, corporation, syndicate, partnership, trust, association, unincorporated organization, joint venture, investment club, government or agency or political subdivision thereof and every other form of legal or business entity of whatsoever nature or kind;

(m) "**Personal Information**" means any information about a person (whether an individual or otherwise) and includes information contained in this Subscription Agreement, including the schedules incorporated by reference herein;

(n) "**Public Record**" means, without limitation, the prospectuses, annual information forms, annual and quarterly reports, offering memoranda, material change reports, press releases and any other documents or reports filed by the Company with the Securities Commissions during the 24 months preceding the date hereof and which are available on SEDAR;

(o) "**Regulation S**" means Regulation S under the U.S. Securities Act;

(p) "**Securities Commissions**" means, collectively, the applicable securities commission or other securities administrator in each of the Designated Provinces;

(q) "**Securities Laws**" means, as applicable, (i) the applicable securities laws of each of the Designated Provinces and the respective regulations and rules made and forms prescribed thereunder, together with all applicable and legally enforceable published policy statements, blanket orders, rulings and notices of the Securities Commissions, as well as the published policies and rules of the TSX, and (ii) the U.S. Securities Act, the securities laws of the states, territories and possessions of the United States and all rules and regulations promulgated thereunder in which the Units will be offered, sold and issued, as well as the published policies and rules of the NYSE MKT;

(r) "**SEDAR**" means the computer system for the transmission, receipt, acceptance, review and dissemination of documents filed in electronic format known as the System for Electronic Document Analysis and Retrieval which is available online at www.sedar.com;

(s) "**TSX**" means the Toronto Stock Exchange;

(t) "**Underlying Securities**" means, collectively, the Common Shares, the Warrants and the Warrant Shares;

(u) "**Unit**" means a unit consisting of one Common Share and one-half of one Warrant;

(v) "**United States**" means the United States of America, its territories and possessions, any State of the United States and the District of Columbia;

(w) "**U.S. Affiliate**" is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question;

(x) "**U.S. Person**" means a U.S. Person as defined in Rule 902(k) of Regulation S; and

(y) "**U.S. Securities Act**" means the United States Securities Act of 1933, as amended.

3. Delivery and Payment. The Purchaser agrees that the following shall be delivered to the Company at the address and by the date and time set out on the face page of this Subscription Agreement, or such other time, date or place as the Company may advise:

(a) a completed copy of this Subscription Agreement duly executed by the Purchaser;

(b) if the Purchaser is resident in, or otherwise subject to, the laws of **any of the Provinces of Canada** and is purchasing the Purchaser's Units as an "**accredited investor**" as defined in NI 45-106, a duly completed and executed copy of the Accredited Investor Status Certificate in the form attached hereto as Schedule A;

(c) a completed and duly signed copy of the Private Placement Questionnaire in the form attached hereto as Schedule B;

(d) (i) a certified cheque or bank draft drawn on a Canadian chartered bank or trust company in same day freely transferable Canadian dollars and payment of the Aggregate Purchase Price for the Purchaser's Units in such manner as may be directed by the Company;

(ii) a wire transfer of immediately available Canadian funds representing the Aggregate Purchase Price payable by the Purchaser for the Purchaser's Units delivered to the Company; or

(iii) such other method of payment of the same amount against delivery of the Purchaser's Units as the Company may accept; and

(e) any other documents or information required by the Securities Laws, NYSE MKT and the TSX that the Company may request.

The Purchaser, and each Beneficial Purchaser, if any, acknowledge and agree that such documents, when executed and delivered by the Purchaser, will form part of, and will be incorporated into, this Subscription Agreement and each shall

constitute a representation, warranty or covenant of the Purchaser hereunder in favour of the Company. The Purchaser and each such Beneficial Purchaser consent to the filing of such documents as may be required to be filed with the NYSE MKT and the TSX or the Securities Commissions in connection with the transactions contemplated hereby.

4. **Closing.** The transactions contemplated hereby will be completed on the Closing Date at the Closing Time at the offices of the Company's counsel, Norton Rose Fulbright Canada LLP, Royal Bank Plaza, South Tower, Suite 3800, Toronto, Ontario.

The Purchaser, and each Beneficial Purchaser, if any, acknowledges that the certificates representing the Common Shares and the Warrants comprising the Purchaser's Units will be delivered in physical certificate form unless otherwise agreed to by the Company.

5. **Conditions of Closing.** The Purchaser acknowledges that the Company's obligation to sell the Units to the Purchaser is subject to, among other things, the following conditions:

(a) the Purchaser or Beneficial Purchaser, if any, for whom the Purchaser is acting as trustee or agent, executing and returning to the Company, as directed in paragraph 3, all documents required by applicable Securities Laws for delivery on behalf of the Purchaser or Beneficial Purchaser, if any, for whom the Purchaser is acting as trustee or agent, including, without limitation, the documents specified in paragraph 3, by no later than 12:00 p.m. (Eastern Standard Time) on October [XX], 2016;

(b) the Company having obtained all required regulatory approvals to permit the completion of the transactions contemplated hereby including, without limitation, the approval of the NYSE MKT and the TSX;

(c) the issue and sale of, and registration of certificates or a book-entry position representing, the Purchaser's Units being exempt from the requirements to file a prospectus or deliver an offering memorandum (as defined in applicable Securities Laws, including Ontario Securities Commission Rule 14-501 – *Definitions*) or any similar document under applicable Securities Laws and other applicable securities laws relating to the issue and sale of, and registration of certificates or a book-entry position representing, the Purchaser's Units, or that the Company has received such orders, consents or approvals as may be required to permit such issue, sale and delivery without the requirement to file a prospectus or deliver an offering memorandum or any similar document;

(d) the Company being a "**reporting issuer**" for purposes of National Instrument 45-102 - *Resale of Securities*, at the Closing Date in a jurisdiction of Canada; and

(e) the representations and warranties of the Purchaser being true and correct as at the Closing Time.

The Purchaser and each Beneficial Purchaser, if any, acknowledge and agree that as the sale of the Purchaser's Units will not be qualified by a prospectus, such sale is subject to the condition that the Purchaser (or, if applicable each Beneficial Purchaser) sign and return to the Company all relevant documentation required by the Securities Laws.

The Purchaser and each Beneficial Purchaser, if any, acknowledge and agree that the Company will be required to provide to the Securities Commissions and to the NYSE MKT and the TSX a list setting out the identities of the Beneficial Purchasers of the Units. Notwithstanding that the Purchaser may be purchasing Units as an agent on behalf of an undisclosed principal (if permissible under the relevant Securities Laws), the Purchaser agrees to provide, on request, particulars as to the identity of such undisclosed principal as may be required by the Company in order to comply with the foregoing and with Securities Laws.

6. **Acceptance or Rejection.** The Purchaser and each Beneficial Purchaser, if any, acknowledge and agree that the acceptance of this offer will be conditional upon the issue and sale of the Purchaser's Units to the Purchaser and each Beneficial Purchaser being exempt from the requirement to file a prospectus or deliver an offering memorandum or any similar document under the Securities Laws and the equivalent provisions of securities laws of any other applicable jurisdiction. The Company will be deemed to have accepted this offer upon the Company's execution of the acceptance form on page 2 of this Subscription Agreement and the issuance at the Closing of the certificates or book-entry position representing the Purchaser's Units in accordance with the registration instructions of the Purchaser and in accordance with the provisions hereof.

7. **Company's Representations, Warranties and Covenants.** The Purchaser shall have the benefit of the representations, warranties and covenants made by the Company to Paradigm Capital Inc. and set forth in the Underwriting Agreement dated October [XX], 2016 (the "**Underwriting Agreement**"). Such representations, warranties and covenants

shall form an integral part of this Subscription Agreement and shall survive the Closing and shall continue in full force and effect for the benefit of the Purchaser in accordance with the Underwriting Agreement. The Company acknowledges that, in making its decision to invest in the Company, the Purchaser is relying on this Subscription Agreement and the representations, warranties and covenants of the Company contained in the Underwriting Agreement.

8. Purchaser's Representations, Warranties and Covenants. The Purchaser represents, warrants and covenants in favour of the Company as follows and acknowledges that the Company is relying on such representations, warranties and covenants in connection with the transactions contemplated in this Subscription Agreement:

(a) **Authorization and Effectiveness.** If the Purchaser (or Beneficial Purchaser) is (i) an individual, it is of the full age of majority and has all requisite legal capacity and competence to execute and deliver this Subscription Agreement and to observe and perform its covenants and obligations hereunder, or (ii) a corporation, the Purchaser (or the Beneficial Purchaser) is duly incorporated and is a valid and existing corporation, has the necessary corporate capacity and authority to execute and deliver this Subscription Agreement, to subscribe for the Purchaser's Units and to observe and perform its covenants and obligations hereunder and has taken all necessary corporate action in respect thereof, or, (iii) a partnership, syndicate or other form of unincorporated organization, the Purchaser has the necessary legal capacity and authority to execute and deliver this Subscription Agreement, to subscribe for the Purchaser's Units and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof, and, in any case, upon acceptance by the Company, this Subscription Agreement will constitute a legal, valid and binding agreement of the Purchaser and the Beneficial Purchaser, enforceable against the Purchaser and the Beneficial Purchaser in accordance with its terms and will not result in a violation of, or create a state of facts which, after notice, lapse of time or both, would constitute a default or breach of any of the Purchaser's or the Beneficial Purchaser's constating documents, by-laws or authorizing resolutions (if applicable), any agreement to which the Purchaser or the Beneficial Purchaser is a party or by which it is bound or any law applicable or any judgment applicable to the Purchaser or the Beneficial Purchaser or any decree, order, statute, rule or regulation applicable to the Purchaser or the Beneficial Purchaser;

(b) **Residence.**

(i) The Purchaser, and each Beneficial Purchaser, if any, for whom it is acting as trustee or agent, was offered the Purchaser's Units in, and is a resident of, the jurisdiction referred to under "Name and Address of Purchaser" and "Details of Beneficial Purchaser", respectively, set out on the face pages hereof and intends that the Securities Laws of that jurisdiction govern any transactions involving the Securities subscribed for by the Purchaser or any Beneficial Purchaser for whom it is contracting hereunder and that such addresses were not created and are not used solely for the purpose of acquiring the Purchaser's Units;

(ii) if the Purchaser is resident in or otherwise subject to applicable securities legislation of a country other than Canada or the United States, it, or any Beneficial Purchaser for whom it is acting, complies with the requirements of all applicable securities legislation in the jurisdiction of its residence and will provide such evidence of compliance with all such matters as the Company or its counsel may reasonably request;

(c) **Private Placement Exemptions.** The Purchaser has properly completed, executed and delivered to the Company the applicable questionnaire(s) and certificate(s) (dated as of the date hereof) set forth in Schedules A and B attached hereto and the information contained therein is true and correct and the representations, warranties and covenants contained in the applicable schedules attached hereto will be true and correct both as of the date of execution of this Subscription Agreement and as at the Closing Time;

(d) **Purchasing as Principal.** Unless paragraph (g) below applies, the Purchaser is purchasing the Purchaser's Units as principal (as defined in all applicable Securities Laws) for its own account, and not for the benefit of any other person;

(e) **Purchasing for Investment Only.** Unless paragraph (g) below applies, the Purchaser is purchasing the Purchaser's Units for investment only and not with a view to resale or distribution;

(f) **No Syndication.** Unless paragraph (g) below applies, the Purchaser was not created solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of "**accredited investor**" provided in Schedule A;

(g) **Purchasing as Trustee or Agent.**

(i) In the case of the purchase by the Purchaser of the Purchaser's Units as trustee or agent for any principal whose identity is disclosed or identified, each Beneficial Purchaser of the Purchaser's Units for whom the Purchaser is acting: (1) is purchasing its Purchaser's Units as principal (as defined in all applicable Securities Laws) for its own account and not for the benefit of any other person; (2) is purchasing its Purchaser's Units for investment only and not with a view to resale or distribution; (3) was not created or used solely to purchase or hold securities in reliance on the "Minimum Amount Investment" exemption provided under Section 2.10 of NI 45-106 and it pre-existed the offering and has a *bona fide* purpose other than investment in the Units; (4) was not created solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of "accredited investor" provided in Schedule A; and (5) the Beneficial Purchaser is an "accredited investor" as defined in NI 45-106;

(ii) in the case of the purchase by the Purchaser of the Purchaser's Units as trustee or agent for any principal, the Purchaser is the duly authorized trustee or agent of such disclosed Beneficial Purchaser with due and proper power and authority to execute and deliver, on behalf of each such Beneficial Purchaser, this Subscription Agreement and all other documentation in connection with the purchase of the Purchaser's Units hereunder, to agree to the terms and conditions herein and therein set out and to make the representations, warranties, acknowledgements and covenants herein and therein contained, all as if each such Beneficial Purchaser were the Purchaser and the Purchaser's actions as trustee or agent are in compliance with applicable law and the Purchaser and each Beneficial Purchaser acknowledge that the Company is required by law to disclose to certain regulatory authorities the identity of each Beneficial Purchaser of Purchaser's Units for whom it may be acting; and

(iii) in the case of the purchase by the Purchaser of the Purchaser's Units on behalf of an undisclosed Beneficial Purchaser, the Purchaser is deemed under applicable Securities Laws to be purchasing as principal;

(h) **Illegal Use of Funds**. None of the funds being used to purchase the Purchaser's Units are, to the Purchaser's and the Beneficial Purchaser's knowledge, proceeds obtained or derived directly or indirectly as a result of illegal activities. The funds being used to purchase the Purchaser's Units will not represent proceeds of crime for the purposes of the *Proceeds of Crime (Money Laundering)* and *Terrorist Financing Act* (Canada) (the "**PCMLTFA**") and the Purchaser acknowledges that the Company may in the future be required by law to disclose the Purchaser's name and other information relating to this Subscription Agreement and the Purchaser's subscription hereunder, on a confidential basis, pursuant to the PCMLTFA. To the best of the Purchaser's knowledge, none of the funds to be provided by the Purchaser or the Beneficial Purchaser are being tendered on behalf of a person or entity who has not been identified to the Purchaser, and the Purchaser shall promptly notify the Company if the Purchaser or the Beneficial Purchaser discovers that any of such representations cease to be true, and shall promptly provide the Company with all necessary information in connection therewith;

(i) **Resale Restrictions**. The Purchaser, and each Beneficial Purchaser for whom it is contracting hereunder, (1) has been advised to consult its own legal advisors with respect to trading in the Purchaser's Units and with respect to the resale restrictions imposed by the Securities Laws of the jurisdiction in which the Purchaser or any Beneficial Purchaser for whom it is contracting hereunder resides and other applicable securities laws, (2) acknowledges that no representation has been made respecting the resale restrictions, including applicable hold periods imposed by the Securities Laws or other resale restrictions applicable to such securities which restrict the ability of the Purchaser (or any Beneficial Purchaser for whom it is contracting hereunder) to resell such securities, (3) acknowledges that the Purchaser (or any Beneficial Purchaser for whom it is contracting hereunder) is solely responsible to determine applicable restrictions, (4) is solely responsible (and the Company is not in any way responsible) for compliance with applicable resale restrictions, and (5) is aware that the Purchaser (or any Beneficial Purchaser for whom it is contracting hereunder) may not be able to resell such securities except in accordance with limited exemptions under the Securities Laws and other applicable securities laws;

(j) **No Purchase or Offer in United States**. The Purchaser and Beneficial Purchaser, if any, for whom it is acting as trustee or agent:

(i) is not, and is not purchasing the Purchaser's Units for the account or benefit of, a person in the United States or a U.S. Person or for resale in the United States or to a U.S. Person in violation of United States federal or state securities laws, was not offered the Purchaser's Units in the United

States, at the time the purchase order originated was outside the United States, and did not execute or deliver this Subscription Agreement or related documents in the United States;

(ii) has not acquired the Purchaser's Units as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Rule 902(c) of Regulation S) in the United States in respect of any of the Purchaser's Units or the Underlying Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the sale or resale of any of the Purchaser's Units or the Underlying Securities; provided, however, that the Purchaser may sell or otherwise dispose of any of the Purchaser's Units or the Underlying Securities pursuant to registration of any of the Purchaser's Units or the Underlying Securities under the U.S. Securities Act and any applicable state securities laws or pursuant to an exemption from such registration requirements and as otherwise provided herein;

(iii) has not structured its participation in the offering and all transactions and activities contemplated hereunder as a scheme to evade the registration requirements of the U.S. Securities Act;

(iv) agrees that it will not, during the distribution compliance period described in Regulation S, act as a Distributor, either directly or through any U.S. Affiliate, or offer, sell, transfer, or otherwise dispose of the Purchaser's Units or the Underlying Securities other than (i) to or for the account or benefit of a person outside the United States or a non-U.S. Person and in compliance with Regulation S, (ii) pursuant to an effective registration statement under the U.S. Securities Act and in compliance with all applicable state securities laws, or (iii) pursuant to an available exemption from registration under the U.S. Securities Act and all applicable state securities laws, and in each case, the Company will have consented to such sale, transfer or other disposition;

(v) understands that the Company will refuse to transfer the Purchaser's Units or the Underlying Securities absent compliance with the foregoing;

(vi) acknowledges and understands that in the event the Purchaser's Units or the Underlying Securities are offered, sold or otherwise transferred by the Purchaser or, if applicable, any Beneficial Purchaser for whom it is acting prior to the expiration of the distribution compliance period specified in Regulation S, such offer and sale may not be made to, or for the account or benefit of, a person in the United States or a U.S. Person, and the purchaser or transferee must agree not to resell such securities except in compliance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration, and in each case, in compliance with all applicable state securities laws; and

(vii) acknowledges that none of the Purchaser's Units or the Underlying Securities have been, nor will they be, registered under the U.S. Securities Act or the securities laws of any state, and may not be offered or sold in the United States or to a U.S. Person, unless an exemption from the registration requirements under the U.S. Securities Act and applicable state securities laws is available, and agrees not to offer or sell the Purchaser's Units or the Underlying Securities in the United States or to a U.S. Person, unless registered under the U.S. Securities Act or an exemption from registration under the U.S. Securities Act and applicable state securities laws is available;

(k) **Offshore Resident.** If the Purchaser or the Beneficial Purchaser is a resident of a jurisdiction other than Canada or the United States (the "**International Jurisdiction**"), then in addition to the other representations and warranties contained herein, the Purchaser represents and warrants that:

(i) the Purchaser is not resident in Canada or subject to applicable Securities Laws;

(ii) the Purchaser is knowledgeable of, or has been independently advised as to, the applicable securities laws of the International Jurisdiction which would apply to this Subscription Agreement, if any;

(iii) the Purchaser is purchasing the Units pursuant to exemptions from any prospectus, registration or similar requirements under the applicable securities laws of the International Jurisdiction or, if such securities laws are not applicable, the Purchaser is permitted to purchase the Units under the applicable securities laws of the International Jurisdiction without the need to rely on an exemption;

(iv) the applicable securities laws of the International Jurisdiction do not require the Company to file a prospectus, registration statement or similar document or to register the Units or to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction;

(v) the delivery of this Subscription Agreement, the acceptance of it by the Company and the issuance of the Units to the Purchaser complies with, and the issuance of the Units will comply with, all applicable laws of the International Jurisdiction and all other applicable laws, and will not cause the Company to become subject to or comply with any disclosure, prospectus or reporting requirements under any such applicable laws;

(vi) the Purchaser will not sell, transfer or dispose of the Units except in accordance with all applicable laws, including applicable Securities Laws, and the Purchaser acknowledges that the Company shall have no obligation to register any such purported sale, transfer or disposition which violates applicable Securities Laws; and

(vii) the Purchaser will provide such evidence of compliance with all such matters as the Company or its counsel may request, acting reasonably;

(l) **Company or Unincorporated Organization.** If the Purchaser, or any Beneficial Purchaser for whom it is acting as trustee or agent, is a corporation or a partnership, syndicate, trust, association, or any other form of unincorporated organization or organized group of persons, the Purchaser or such Beneficial Purchaser was not created, and is not being used, solely to permit purchases of, or to hold, securities without a prospectus in reliance on a prospectus exemption;

(m) **Absence of Offering Memorandum or Similar Document.** The Purchaser and Beneficial Purchaser, if any, for whom the Purchaser is acting as trustee or agent, has not received, nor has it requested, nor does it have any need to receive, any offering memorandum or any other document describing the business and affairs of the Company, nor has any document been prepared for delivery to, or review by, prospective purchasers in order to assist them in making an investment decision in respect of the Units;

(n) **Absence of Advertising.** The offering and sale of the Units to the Purchaser and Beneficial Purchaser, if any, for whom the Purchaser is acting as trustee or agent, was not made or solicited through, and the Purchaser and each such Beneficial Purchaser is not aware of, any general solicitation or general advertising with respect to the offering of the Units, including advertisements, articles, notices or other communications published in any printed public media, radio, television or telecommunications, including electronic display (such as the Internet, including but not limited to the Company's website), or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(o) **No Undisclosed Information.**

(i) The Purchaser's Units are not being purchased by the Purchaser (or, if applicable, by a Beneficial Purchaser for whom the Purchaser is acting as trustee or agent) as a result of, nor does the Purchaser or any Beneficial Purchaser, if any, have knowledge of, any material fact (as defined in Securities Laws) or material change (as defined in Securities Laws) concerning the Company that has not been generally disclosed and the decision of the Purchaser or Beneficial Purchaser, if any, for whom the Purchaser is acting as trustee or agent, to tender this offer and acquire the Purchaser's Units has not been made as a result of any oral or written representation as to fact or otherwise made by, or on behalf of, the Company or any other person and is based entirely upon the Public Record; and

(ii) the Purchaser and Beneficial Purchaser, if any, for whom the Purchaser is acting as trustee or agent, has relied solely upon the Subscription Agreement and the Public Record and not upon any verbal or other written representations as to fact or otherwise made by, or on behalf of, the Company or any employees, agents or affiliates thereof;

(p) **Investment Suitability.** The Purchaser and each Beneficial Purchaser, if any, for whom the Purchaser is acting as trustee or agent, has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment hereunder in the Purchaser's Units and is able to bear the economic risk of total loss of such investment;

(q) **Resale**. The Purchaser and each Beneficial Purchaser, if any, for whom the Purchaser is acting as trustee or agent, fully understand the restrictions on resale on the Purchaser's Units and will not resell the Purchaser's Units, except in accordance with the provisions of applicable Securities Laws and other applicable securities law;

(r) **Other Documents**. The Purchaser and each Beneficial Purchaser, if any, for whom the Purchaser is acting as trustee or agent, will promptly execute and deliver any other documents required by the Company or applicable Securities Laws to permit the purchase of the Purchaser's Units on the terms set forth herein which the Company requests; and

(s) **Personal Information**. The Purchaser acknowledges that this Subscription Agreement requires the Purchaser to provide certain Personal Information to the Company. Such information is being collected and will be used by the Company for the purposes of completing the proposed offering, which includes, without limitation, determining the Purchaser's eligibility to purchase the Purchaser's Units under applicable Securities Laws, issuing and registering certificates or book-only positions representing the Purchaser's Units and completing filings required by the Securities Commissions, the NYSE MKT and the TSX. The Purchaser agrees that the Purchaser's Personal Information may be disclosed by the Company to: (a) stock exchanges and applicable securities regulatory authorities; (b) the Company's registrar and transfer agent; and (c) any of the other parties involved in the proposed offering, including legal counsel for the Company, and may be included in record books in connection with the offering. By executing this Subscription Agreement, the Purchaser consents to the foregoing collection, use and disclosure of the Purchaser's Personal Information. The Purchaser also consents to the filing of copies or originals of any of the Purchaser's documents described in paragraph 3 hereof as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby; and

The Purchaser and each Beneficial Purchaser, if any, acknowledge and agree that the foregoing representations and warranties are made by it with the intention that they may be relied upon by the Company in determining the Purchaser's eligibility or (if applicable) the eligibility of each Beneficial Purchaser on whose behalf it is contracting hereunder to purchase the Purchaser's Units under Securities Laws. The Purchaser and each Beneficial Purchaser, if any, further agree that by accepting certificates or an ownership statement with respect to the Purchaser's Units on the Closing Date, it shall be representing and warranting that the foregoing representations and warranties are true and correct as at the Closing Date with the same force and effect as if they had been made by the Purchaser and each Beneficial Purchaser at the Closing Time and that they shall survive the purchase by the Purchaser and each Beneficial Purchaser of the Purchaser's Units and shall continue in full force and effect notwithstanding any subsequent disposition by the Purchaser or any Beneficial Purchaser of the Purchaser's Units. The Purchaser and each Beneficial Purchaser, if any, undertakes to notify the Company immediately of any change in any representation, warranty or other information relating to the Purchaser set out in this Subscription Agreement which takes place prior to the Closing Time.

9. Purchaser's Acknowledgements. The Purchaser and each Beneficial Purchaser, if any, acknowledge and agree that:

(a) (i) no agency, securities commission, governmental authority, regulatory body, stock exchange or other entity has reviewed, passed on, made any finding or determination as to the merits of investment in, nor have any such agencies, securities commissions, governmental authorities, regulatory bodies, stock exchanges or other entities made any recommendation or endorsement with respect to, the Purchaser's Units or the offering thereof; (ii) there is no governmental or other form of insurance covering the Purchaser's Units; and (iii) there are risks associated with the purchase of the Purchaser's Units;

(b) the purchase of the Purchaser's Units has not been or will not be (as applicable) made through, or as a result of, and the distribution of the Purchaser's Units is not being accompanied by, a general solicitation or advertisement including articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(c) no prospectus or other offering document has been filed by the Company with a securities commission or other securities regulatory authority in any jurisdiction in or outside of Canada in connection with the issuance of the Purchaser's Units, and such issuances are exempt from the prospectus requirements otherwise applicable under the provisions of Securities Laws and, as a result, in connection with its purchase of the Purchaser's Units hereunder, as applicable:

(i) the Purchaser and each Beneficial Purchaser are restricted from using most of the protections, rights and remedies available under Securities Laws including, without limitation, statutory rights of rescission or damages;

(ii) the Purchaser and each Beneficial Purchaser will not receive information that may otherwise be required to be provided to the Purchaser and each Beneficial Purchaser under applicable Securities Laws or contained in a prospectus prepared in accordance with applicable Securities Laws;

(iii) the Company is relieved from certain obligations that would otherwise apply under such applicable Securities Laws; and

(iv) there are restrictions on the Purchaser's ability to resell the Purchaser's Units and it is the responsibility of the Purchaser and each Beneficial Purchaser to determine these restrictions and to comply with them before selling the Purchaser's Units;

(d) the Company's counsel, Norton Rose Fulbright Canada LLP does not assume any responsibility or liability of any nature whatsoever for the accuracy or adequacy of the Public Record or as to whether all information concerning the Company required to be disclosed by the Company has been generally disclosed;

(e) the Common Shares and Warrants representing the Purchaser's Units and the Warrant Shares, if issued, will be subject to certain resale restrictions under the Securities Laws and the Purchaser and each Beneficial Purchaser agrees to comply with such restrictions. The Purchaser and each Beneficial Purchaser also acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale restrictions and that it is solely responsible (and the Company is not in any manner responsible) for complying with such restrictions. For purposes of complying with the Securities Laws and National Instrument 45-102 – Resale of Securities, the Purchaser and Beneficial Purchaser understands and acknowledges that upon the issuance of any Purchaser's Units, all the certificates representing the Common Shares and the Warrants comprising the Purchaser's Units, as well as all certificates issued upon exercise of the Warrants prior to four months plus one day from the Closing Date, shall have attached to them, as of the Closing Date, whether through the electronic deposit system of CDS, an ownership statement issued under a direct registration system or other electronic book based system, or on certificates that may be issued, as applicable, any legends as may be prescribed by CDS in addition to the legends substantially in the following form and with the necessary information inserted:

> "UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE **[THE DATE THAT IS FOUR MONTHS PLUS ONE DAY FROM THE CLOSING DATE]**.";

(f) in addition, the Common Shares, Warrants and the Warrant Shares, if issued, may also bear a legend substantially in the following form:

> "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE ("TSX"); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON TSX."

(g) the Warrants may not be exercised by, or on behalf of, a person in the United States or a U.S. Person unless registered under the U.S. Securities Act and the securities laws of all applicable states or an exemption from such registration is available, and the holder has furnished an opinion of counsel of recognized standing or other evidence of exemption in form and substance reasonably satisfactory to the Company to such effect; the certificates representing Warrants shall, in addition to the foregoing legends, bear the following legend:

"THESE WARRANTS AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THESE WARRANTS MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A U.S. PERSON OR UNLESS THE WARRANTS AND THE SECURITIES

ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE, AND THE HOLDER HAS DELIVERED AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT. "UNITED STATES" AND "U.S. PERSON" AS USED HEREIN ARE AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT."

(h) the Company may make a notation on its records or give instructions to any transfer agent of any of the Underlying Securities in order to implement the restrictions on transfer set forth and described herein;

(i) no person has made any written or oral representations or undertakings: (i) that any person will resell or repurchase the Purchaser's Units; (ii) that any person will refund all or any of the Purchase Price; or (iii) as to the future price or value of the Purchaser's Units;

(j) in purchasing the Purchaser's Units, the Purchaser and each Beneficial Purchaser for whom it is contracting hereunder, have relied solely the Public Record and this Subscription Agreement and not upon any verbal or written representations as to any fact or otherwise made by or on behalf of the Company or any employee, agent or affiliate thereof or any other person associated therewith. The Purchaser, on its own behalf and on behalf of any Beneficial Purchaser for whom the Purchaser is contracting hereunder, has acknowledged that the decision to purchase the Purchaser's Units was made on the basis of currently available public information. The Company's counsel, Norton Rose Fulbright Canada LLP, is entitled to the benefit of this subsection;

(k) there are risks associated with the purchase of the Units, which risks are more particularly described in the Company's continuous disclosure documents filed under its issuer profile on SEDAR;

(l) the Purchaser and each Beneficial Purchaser, if any, are solely responsible for obtaining such legal advice and tax advice as they consider appropriate in connection with the execution, delivery and performance by it or them of this Subscription Agreement and the completion of the transactions contemplated hereby and, without limiting the generality of the foregoing:

  (i) the Purchaser confirms that it is responsible for obtaining its own legal, tax, investment and other professional advice with respect to the execution, delivery and performance by it of this Subscription Agreement and the transactions contemplated hereunder including the suitability of the Units as an investment for the Purchaser, the tax consequences of purchasing and dealing with the Units and the resale restrictions and "hold periods" to which the Common Shares and Warrants comprising the Units are or may be subject under applicable Securities Laws. The Purchaser has not relied upon any statements made by, or purporting to have been made on behalf of, the Company or its counsel with respect to such matters; and

  (ii) the Purchaser acknowledges that the Company's counsel is acting solely as counsel to the Company, and not as counsel to the Purchaser.

(m) the Purchaser's Units and the Underlying Securities have not been registered under the U.S. Securities Act or any state securities laws and the Purchaser's Units and the Underlying Securities may not be offered, sold, pledged or otherwise transferred unless registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and the Company has no obligation or present intention of filing a registration statement under the U.S. Securities Act or applicable state securities laws in respect of the Purchaser's Units or the Underlying Securities; and

(n) the Company will refuse to register any transfer of any of the Purchaser's Units or the Underlying Securities not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the U.S. Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act, and in compliance with all applicable state securities laws.

10. Further Acknowledgements of the Purchaser. The Purchaser hereby acknowledges, agrees and consents to:

(a) the disclosure of Personal Information to each of the Company, the Securities Commissions, the NYSE MKT and the TSX as required under and in compliance with Securities Laws; and

(b) the collection, use and disclosure of Personal Information by the NYSE MKT and the TSX, from time to time as required under and in compliance with Securities Laws.

If the Purchaser is resident in, or otherwise subject to, the Securities Laws of the Province of Ontario, the Purchaser authorizes the indirect collection of Personal Information pertaining to the Purchaser by the Ontario Securities Commission (the "**OSC**") and acknowledges and agrees that the Purchaser has been notified by the Company (i) of the delivery to the OSC of Personal Information pertaining to the Purchaser, including, without limitation, the full name, residential address and telephone number of the Purchaser, the number and type of securities purchased and the Aggregate Purchase Price paid in respect of the Purchaser's Units, (ii) that this information is being collected indirectly by the OSC under the authority granted to it in securities legislation, (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (iv) that the title, business address and business telephone number of the public official in Ontario who can answer questions about the OSC's indirect collection of the information is the Administrative Assistant to the Director of Corporate Finance, the Ontario Securities Commission, Suite 1903, Box 5520, Queen Street West, Toronto, Ontario, Canada M5H 3S8, Telephone: +1 (416) 593-8086, Facsimile: +1 (416) 593-8252.

11. No Revocation. The Purchaser and each Beneficial Purchaser agree that this offer is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Purchaser without the consent of the Company. Further, the Purchaser expressly waives and releases the Company from all rights of withdrawal or rescission to which the Purchaser might otherwise be entitled pursuant to the Securities Laws or otherwise at law.

12. Indemnity. The Purchaser and each Beneficial Purchaser agrees to indemnify and hold harmless the Company and its directors, officers, employees, agents, advisers and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Purchaser and each Beneficial Purchaser contained herein or in any document furnished by the Purchaser and each Beneficial Purchaser to the Company in connection herewith being untrue in any material respect or any breach or failure by the Purchaser or any Beneficial Purchaser to comply with any covenant or agreement made by the Purchaser herein or in any document furnished by the Purchaser to the Company in connection herewith.

To the extent that any Person entitled to be indemnified hereunder is not a party to this Subscription Agreement, the Purchaser shall obtain and hold the rights and benefits of this Subscription Agreement in trust for, and on behalf of, such Person and such Person shall be entitled to enforce the provisions of this section notwithstanding that such Person is not a party to this Subscription Agreement.

13. Modification. Subject to the terms hereof, neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

14. Assignment. The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of (i) the Purchaser and each Beneficial Purchaser and their respective successors, assignees, heirs, executors, administrators and personal representatives, as applicable, and (ii) the Company and its successors and assigns; provided that this Subscription Agreement shall not be assignable by any party without the prior written consent of the other party. For greater certainty, this Subscription Agreement may only be transferred or assigned by the Purchaser subject to compliance with applicable laws (including, without limitation applicable Securities Laws) and with the express written consent of the Company.

15. Miscellaneous and Counterparts. All representations, warranties, agreements and covenants made, or deemed to be made, by the Purchaser and the Beneficial Purchaser herein will survive the execution and delivery, and acceptance, of this offer and the Closing. This Subscription Agreement may be executed in any number of counterparts, each of which when delivered shall be deemed to be an original and all of which together shall constitute one and the same document.

16. Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The Purchaser and each Beneficial Purchaser, if any, hereby irrevocably attorn to the jurisdiction of the courts of the Province of Ontario with respect to any matters arising out of this Subscription Agreement.

17. Facsimile/Portable Document Format Subscriptions. The Company shall be entitled to rely on delivery by facsimile machine or portable document format ("**PDF**") of an executed copy of this Subscription Agreement, including the completed schedules hereto, and acceptance by the Company of such facsimile or PDF copy shall be legally effective to create a valid and binding agreement between the Purchaser and each Beneficial Purchaser, if any, and the Company in accordance with the terms hereof.

18. Entire Agreement. This Subscription Agreement (including the schedules hereto) contains the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein. This Subscription Agreement may be amended or modified in any respect by written instrument only.

19. Language. The Purchaser and each Beneficial Purchaser, if any, acknowledge their consent and request that all documents evidencing or relating in any way to the purchase of the Units be drawn up in the English language only. *Nous reconnaissons par les présentes avoir consent et demandé que tons les documents faisant foi ou se rapportant de quelque manière à l' achat des actions ordinaries soient rédigés en anglais seulement.*

20. Time of Essence. Time shall be of the essence in this Subscription Agreement.

21. Currency. All dollar amounts referred to in this Subscription Agreement are in Canadian Dollars.

22. Further Assurances. Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Subscription Agreement.

23. Singular and Plural, etc. Where the context so requires, words importing the singular number include the plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders.

24. Headings. The headings contained herein are for convenience only and shall not affect the meaning or interpretation hereof.

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